The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-257113

Subject to Completion, Dated September 6, 2022
PRICING SUPPLEMENT dated , 2022
(To Product Supplement No. WF-1 dated June 27, 2022, Stock-Linked Underlying Supplement dated September 2, 2021, Prospectus Supplement dated September 2, 2021 and Prospectus dated September 2, 2021)

Canadian Imperial Bank of Commerce
Senior Global Medium-Term Notes
Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

☐	Linked to the lowest performing of the common stock of Apple Inc., the common stock of Amazon.com, Inc., and the Class A common stock of Alphabet Inc. (each, an “Underlying Stock”)
☐	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a Maturity Payment Amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the Lowest Performing Underlying Stock from its Starting Price to its Ending Price. The Lowest Performing Underlying Stock is the Underlying Stock that has the lowest Stock Return on the Calculation Day. The Maturity Payment Amount will reflect the following terms:
☐ If the price of the Lowest Performing Underlying Stock increases, you will receive the face amount plus a positive return equal to at least 200% (to be determined on the Pricing Date) of the percentage increase in the price of the Lowest Performing Underlying Stock from its Starting Price.
☐ If the price of the Lowest Performing Underlying Stock does not change or decreases but the decrease is not more than 30%, you will receive the face amount
☐ If the price of the Lowest Performing Underlying Stock decreases by more than 30%, you will have full downside exposure to the decrease in the price of the Lowest Performing Underlying Stock from its Starting Price, and you will lose more than 30%, and possibly all, of the face amount
☐	Investors may lose a significant portion or all of the face amount
☐

Your return on the securities will depend solely on the performance of the Lowest Performing Underlying Stock. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably

☐	All payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce and you will have no ability to pursue any Underlying Stock Issuer for payment; if Canadian Imperial Bank of Commerce defaults on its obligations, you could lose all or some of your investment
☐	No periodic interest payments or dividends
☐	No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-7 herein and “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus.

The securities are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable debt securities (as defined on page 6 of the prospectus).

Neither the Securities and Exchange Commission(the “SEC”) nor any state or provincial securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Maximum Underwriting Discount (1) (2)	Minimum Proceeds to CIBC
Per Security	$1,000.00	Up to $37.00	At least $963.00
Total	$	$	$

(1)	The agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), will receive an underwriting discount of up to $37.00 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession not in excess of $22.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Agent’s Underwriting Discount and Other Fees” in this pricing supplement and “Use of Proceeds and Hedging” in the underlying supplement for information regarding how we may hedge our obligations under the securities.

(2)

In respect of certain securities sold in this offering, the Issuer may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Our estimated value of the securities on the Pricing Date, based on our internal pricing models, is expected to be at least $900.00 per security. The estimated value is expected to be less than the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

Terms of the Securities

Issuer:	Canadian Imperial Bank of Commerce
Market Measure:	The common stock of Apple Inc. (Bloomberg ticker: AAPL) (the “AAPL”), the common stock of Amazon.com, Inc. (Bloomberg ticker: AMZN) (the “AMZN”), and the Class A common stock of Alphabet Inc. (Bloomberg ticker: GOOGL) (the “GOOGL”) (each, an “Underlying Stock” and together, the “Underlying Stocks”)
Original Offering Price:	$1,000 per security.
Face Amount:	The principal amount of $1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Pricing Date*:	September 19, 2022
Issue Date*:	September 22, 2022
Calculation Day*:	September 15, 2026, subject to postponement for non-Trading Days and the occurrence of a Market Disruption Event. See “—Market Disruption Events and Postponement Provisions” below.
Stated Maturity Date*:	September 22, 2026, subject to postponement. The securities are not subject to redemption at the option of CIBC or repayment at the option of any holder of the securities prior to maturity.
Maturity Payment Amount:

On the Stated Maturity Date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the Maturity Payment Amount. The “Maturity Payment Amount” per security will equal:

 •    if the Ending Price of the Lowest Performing Underlying Stock is greater than its Starting Price:

      $1,000 + ($1,000 × Stock Return of the Lowest Performing Underlying Stock × Upside Participation Rate);

•    if the Ending Price of the Lowest Performing Underlying Stock is less than or equal to its Starting Price, but greater than or equal to its Threshold Price:

$1,000; or

•    if the Ending Price of the Lowest Performing Underlying Stock is less than its Threshold Price:

$1,000 + ($1,000 × Stock Return of the Lowest Performing Underlying Stock)

If the Ending Price of the Lowest Performing Underlying Stock is less than its Threshold Price, you will have full downside exposure to the decrease in the price of the Lowest Performing Underlying Stock from its Starting Price and will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

Upside Participation Rate:	At least 200% (to be determined on the Pricing Date)
Threshold Price:	With respect to each Underlying Stock, 70.00% of its Starting Price.
Lowest Performing Underlying Stock:	The Underlying Stock with the lowest Stock Return on the Calculation Day.
Stock Return:	With respect to each Underlying Stock, the “Stock Return” is the percentage change from its Starting Price to its Ending Price, measured as follows: Ending Price – Starting Price Starting Price
Starting Price:	With respect to each Underlying Stock, its Stock Closing Price on the Pricing Date.
Ending Price:	With respect to each Underlying Stock, its Stock Closing Price on the Calculation Day.

PRS-2

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

Stock Closing Price:	With respect to each Underlying Stock, the Closing Price, the Stock Closing Price and the Adjustment Factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.
Market Disruption Events and Postponement Provisions:

The Calculation Day is subject to postponement due to non-Trading Days and the occurrence of a Market Disruption Event. In addition, the Stated Maturity Date will be postponed if the Calculation Day is postponed and will be adjusted for non-Business Days.

For more information regarding adjustments to the Calculation Day and the Stated Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day— Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a Market Disruption Event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	CIBC
Material U.S. Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement.
Agent’s Underwriting Discount and Other Fees:

Wells Fargo Securities. The agent will receive an underwriting discount of up to $37.00 per security. The agent may resell the securities to other securities dealers, including securities dealers acting as custodians, at the original offering price of the securities less a concession of not in excess of $22.50 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	13607XBL0 / US13607XBL01

________________________

*To the extent that we make any change to the expected Pricing Date or expected Issue Date, the Calculation Day and the Stated Maturity Date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-3

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

About This Pricing Supplement

You should read this pricing supplement together with the prospectus dated September 2, 2021 (the “prospectus”), the prospectus supplement dated September 2, 2021 (the “prospectus supplement”), the Product Supplement No. WF-1 dated June 27, 2022 (the “product supplement”), and the Stock-Linked Underlying Supplement dated September 2, 2021 (the “underlying supplement”), relating to our Senior Global Medium-Term Notes, of which these securities are a part, for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, the underlying supplement, the prospectus supplement and the prospectus to the extent it is different from that information. The section entitled “General Terms of the Securities” in the product supplement shall supersede and replace the section entitled “Certain Terms of the Notes” in the underlying supplement. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, the underlying supplement, the prospectus supplement and the prospectus.

You should rely only on the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. This pricing supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, and in the documents referred to in these documents and which are made available to the public. We have not, and Wells Fargo Securities has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and Wells Fargo Securities is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement or prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this pricing supplement, nor the accompanying product supplement, underlying supplement, prospectus supplement or prospectus constitutes an offer, or an invitation on our behalf or on behalf of Wells Fargo Securities, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The Bank, Wells Fargo Securities or any of our respective affiliates may use this pricing supplement in market-making transactions in the securities after their initial sale. However, it is not obligated to do so and may discontinue making a market at any time without notice.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the product supplement, the underlying supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product supplement dated June 27, 2022:

https://www.sec.gov/Archives/edgar/data/1045520/000110465922074626/tm2217276d48_424b5.htm

•	Underlying supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112449/tm2123981d22_424b5.htm

•	Prospectus supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112440/tm2123981d29_424b5.htm

•	Prospectus dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112558/tm2123981d24_424b3.htm

PRS-4

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

●	seek at least 200% (to be determined on the Pricing Date) leveraged exposure to any upside performance of the Lowest Performing Underlying Stock if its Ending Price is greater than its Starting Price;
●	desire repayment of the face amount at maturity so long as the Ending Price of the Lowest Performing Underlying Stock is not less than its Starting Price by more than 30%;
●	are willing to accept the risk that, if the Ending Price of the Lowest Performing Underlying Stock is less than its Starting Price by more than 30%, they will be fully exposed to the decrease in the price of the Lowest Performing Underlying Stock from its Starting Price, and will lose more than 30%, and possibly all, of the face amount at maturity;
●	understand that the return on the securities will depend solely on the performance of the Lowest Performing Underlying Stock and that they will not benefit in any way from the performance of the better performing Underlying Stocks;
●	understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of the Underlying Stocks;
●	are willing to forgo periodic interest payments on the securities and dividends or other distributions paid on the Underlying Stocks; and
●	are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

●	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
●	are unwilling to accept the risk that the Ending Price of the Lowest Performing Underlying Stock may decrease by more than 30% from its Starting Price;
●	seek full return at maturity of the face amount of the securities;
●	seek exposure to a basket composed of the Underlying Stocks or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the Lowest Performing Underlying Stock;
●	are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the original offering price, and may be as low as the lower estimate set forth on the cover page;
●	seek current income;
●	are unwilling to accept the risk of exposure to the Underlying Stocks;
●	seek exposure to the Underlying Stocks but are unwilling to accept the risk/return trade-offs inherent in the Maturity Payment Amount for the securities;
●	are unwilling to accept the credit risk of CIBC; or
●	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying underlying supplement for risks related to an investment in the securities.

PRS-5

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

Determining Maturity Payment Amount

On the Stated Maturity Date, you will receive a cash payment per security (the Maturity Payment Amount) calculated as follows:

PRS-6

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Structure Of The Securities

If The Ending Price of the Lowest Performing Underlying Stock Is Less Than Its Threshold Price, You Will Lose More Than 30%, And Possibly All, Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the Stated Maturity Date. The Maturity Payment Amount will depend on the direction of and percentage change in the Ending Price of the Lowest Performing Underlying Stock relative to its Starting Price and the other terms of the securities. Because the price of the Lowest Performing Underlying Stock will be subject to market fluctuations, the Maturity Payment Amount may be more or less, and possibly significantly less, than the face amount of your securities.

If the Ending Price of the Lowest Performing Underlying Stock is less than its Threshold Price, the Maturity Payment Amount will be less than the face amount and you will have full downside exposure to the decrease in the price of the Lowest Performing Underlying Stock from its Starting Price. The Threshold Price of the Lowest Performing Underlying Stock is 70% of its Starting Price. For example, if the Lowest Performing Underlying Stock has declined by 30.1% from its Starting Price to its Ending Price, you will not receive any benefit of the contingent downside feature and you will lose 30.1% of the face amount. As a result, you will not receive any protection if the price of the Lowest Performing Underlying Stock declines below its Threshold Price and you will lose more than 30%, and possibly all, of the face amount at maturity. This is the case even if the price of the Lowest Performing Underlying Stock is greater than or equal to its Starting Price or its Threshold Price at certain times during the term of the securities.

Even if the Ending Price of the Lowest Performing Underlying Stock is greater than its Starting Price, the Maturity Payment Amount may only be slightly greater than the face amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of CIBC or another issuer with a similar credit rating with the same Stated Maturity Date.

The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If The Other Underlying Stocks Perform Favorably.

You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if the other Underlying Stocks perform favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of some Underlying Stocks could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying Stock is the Lowest Performing Underlying Stock. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of the Underlying Stocks. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Underlying Stock, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Stocks.

Your return on the securities will depend solely on the performance of the Lowest Performing Underlying Stock. Although it is necessary for each Underlying Stock to close above its respective Threshold Price on the Calculation Day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlying Stocks. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stocks would be blended with the performance of the Lowest Performing Underlying Stock, resulting in a better return than the return of the Lowest Performing Underlying Stock alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.

It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stocks is not relevant to your return

PRS-7

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities. To the extent the Underlying Stocks operate in different industries or sectors of the market, such industries and sectors may not perform similarly over the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic interest will be paid on the securities. However, if the securities were classified for U.S. federal income tax purposes as contingent payment debt instruments rather than prepaid cash-settled derivative contracts, you would be required to accrue interest income over the term of your securities. See “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The Calculation Day with respect to an Underlying Stock will be postponed if the originally scheduled Calculation Day is not a Trading Day with respect to any Underlying Stock or if the calculation agent determines that a Market Disruption Event has occurred or is continuing with respect to that Underlying Stock on that day. If such a postponement occurs, the Stated Maturity Date will be the later of (i) the initial Stated Maturity Date and (ii) three Business Days after the last Calculation Day, as postponed.

Risk Relating To The Credit Risk Of CIBC

The Securities Are Subject To The Credit Risk Of Canadian Imperial Bank of Commerce.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any Underlying Stock Issuer for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

Our Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities.

Our estimated value is only an estimate using several factors. The original offering price of the securities will exceed our estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

Our estimated value of the securities is determined by reference to our internal pricing models when the terms of the securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and our assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than our estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which Wells Fargo Securities or any other person would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of our estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If we were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

The Estimated Value Of The Securities Will Not Be An Indication Of The Price, If Any, At Which Wells Fargo Securities Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which Wells Fargo Securities or any of its affiliates may purchase the securities in the secondary market will be based on Wells Fargo Securities’ proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities will likely be less than the original offering price.

PRS-8

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

If Wells Fargo Securities or any of its affiliates makes a secondary market in the securities at any time up to the Issue Date or during the four-month period following the Issue Date, the secondary market price offered by Wells Fargo Securities or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by Wells Fargo Securities or any of its affiliates during this period will be higher than it would be if it were based solely on Wells Fargo Securities’ proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this four-month period. If you hold the securities through an account at Wells Fargo Securities or one of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than Wells Fargo Securities or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at Wells Fargo Securities or any of its affiliates.

The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity will be affected by the then-current prices of the Underlying Stocks, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: performance of the Underlying Stocks; volatility of the Underlying Stocks; economic and other conditions generally; interest rates; dividend yields on the Underlying Stocks; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the Stated Maturity Date

You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of an Underlying Stock. Because numerous factors are expected to affect the value of the securities, changes in the price of an Underlying Stock may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity.

Risks Relating To The Underlying Stocks

The Securities Will Be Subject To Single Stock Risk.

The price of an Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic and political conditions.

You Have Limited Anti-dilution Protection.

The calculation agent will, in its sole discretion, adjust the Adjustment Factor for certain events affecting the Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the Underlying Stock. For example, the calculation agent is not required to make any adjustments to the Adjustment Factor if the Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for the Underlying Stock. Consequently, this could affect the market value of the securities. See “General Terms of the Securities—Adjustments Relating to an Underlying Stock” in the accompanying product supplement for a description of the general circumstances in which the calculation agent will make adjustments to the Adjustment Factor of the Underlying Stock.

PRS-9

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.

Following certain corporate events relating to an Underlying Stock, such as a stock-for-stock merger where the Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to the Underlying Stock Issuer will be substituted for the Underlying Stock for all purposes of the securities. Following certain other corporate events relating to the Underlying Stock in which holders of the Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving the Underlying Stock Issuer, or a liquidation of the Underlying Stock Issuer), the common stock of another company in the same industry group as the Underlying Stock Issuer will be substituted for the Underlying Stock for all purposes of the securities. In the event of such a corporate event, the equity-linked nature of the securities would be significantly altered. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting the stock of another company as the Underlying Stock in the section entitled “General Terms of the Securities—Adjustments Relating to an Underlying Stock” in the accompanying product supplement. The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market value of the securities.

Risks Relating To Conflicts Of Interest

We Or One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

We or one of our affiliates will be the calculation agent for purposes of determining, among other things, the Starting Prices and the Ending Prices, calculating the Maturity Payment Amount, determining whether adjustments should be made to the Adjustment Factor of an Underlying Stock, determining whether a Market Disruption Event has occurred on the scheduled Calculation Day with respect to an Underlying Stock, which may result in postponement of the Calculation Day for that Underlying Stock; determining the Stock Closing Price of an Underlying Stock if the Calculation Day is postponed to the last day to which it may be postponed and a Market Disruption Event occurs on that day with respect to that Underlying Stock. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

●	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the prices of the Underlying Stocks.
●	Business activities of our affiliates or any participating dealer or its affiliates with the Underlying Stock Issuers;
●	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Underlying Stocks.
●	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Underlying Stocks.
●	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid cash-settled derivative contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described under “Material U.S. Federal Income Tax Consequences” in the underlying supplement, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the

PRS-10

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement and consult their tax advisors regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

There Can Be No Assurance That The Canadian Federal Income Tax Consequences Of An Investment In The Securities Will Not Change In The Future.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects investors. For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Canadian Federal Income Tax Considerations” in this pricing supplement as well as the section entitled “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus. You should consult your tax advisor with respect to your own particular situation.

PRS-11

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the Maturity Payment Amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Starting Price or Threshold Price of any Underlying Stock. The hypothetical Starting Price of $100.00 has been chosen for illustrative purposes only and does not represent the actual Starting Price of any Underlying Stock. The actual Starting Price and Threshold Price of each Underlying Stock will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Prices of the Underlying Stocks, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual Maturity Payment Amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Upside Participation Rate:	200.00% (the lowest possible Upside Participation Rate that may be determined on the Pricing Date)
Hypothetical Starting Price of each Underlying Stock:	$100.00
Hypothetical Threshold Price of each Underlying Stock:	$70.00 (70% of the hypothetical Starting Price)

Hypothetical Payout Profile

PRS-12

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

Hypothetical Returns

Hypothetical Ending Price of Lowest Performing Underlying Stock	Hypothetical Stock Return of Lowest Performing Underlying Stock	Hypothetical Maturity Payment Amount Per Security	Hypothetical Pre-Tax Total Rate of Return

$200.00	100.00%	$3,000.00	200.00%
$150.00	50.00%	$2,000.00	100.00%
$140.00	40.00%	$1,800.00	80.00%
$130.00	30.00%	$1,600.00	60.00%
$120.00	20.00%	$1,400.00	40.00%
$110.00	10.00%	$1,200.00	20.00%
$105.00	5.00%	$1,100.00	10.00%
$100.00(1)	0.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$80.00	-20.00%	$1,000.00	0.00%
$70.00	-30.00%	$1,000.00	0.00%
$69.00	-31.00%	$690.00	-31.00%
$50.00	-50.00%	$500.00	-50.00%
$25.00	-75.00%	$250.00	-75.00%
$0.00	-100.00%	$0.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the Maturity Payment Amount per security to the face amount of $1,000.

Hypothetical Examples

Example 1. The Maturity Payment Amount is greater than the face amount:

	AAPL	AMZN	GOOGL
Hypothetical Starting Price:	$100.00	$100.00	$100.00
Hypothetical Ending Price:	$110.00	$125.00	$125.00
Hypothetical Threshold Price:	$70.00	$70.00	$70.00
Hypothetical Stock Return:	10.00%	25.00%	25.00%

Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock.

In this example, the AAPL has the lowest Stock Return and is, therefore, the Lowest Performing Underlying Stock.

Step 2: Determine the Maturity Payment Amount.

Because the hypothetical Ending Price is greater than the hypothetical Starting Price, the Maturity Payment Amount per security would be equal to:

$1,000 + ($1,000 × Stock Return of the Lowest Performing Underlying Stock × Upside Participation Rate)

$1,000 + ($1,000 × 10.00% × 200.00%)

= $1,200.00

On the Stated Maturity Date, you would receive $1,200.00 per security.

PRS-13

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

Example 2. The Maturity Payment Amount is equal to the face amount:

	AAPL	AMZN	GOOGL
Hypothetical Starting Price:	$100.00	$100.00	$100.00
Hypothetical Ending Price:	$80.00	$125.00	$105.00
Hypothetical Threshold Price:	$70.00	$70.00	$70.00
Hypothetical Stock Return:	-20.00%	25.00%	5.00%

Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock.

In this example, the AAPL has the lowest Stock Return and is, therefore, the Lowest Performing Underlying Stock.

Step 2: Determine the Maturity Payment Amount.

Because the hypothetical Ending Price of the Lowest Performing Underlying Stock is less than its hypothetical Starting Price, but not by more than 30%, you would not lose any of the face amount of your securities.

On the Stated Maturity Date, you would receive $1,000.00 per security.

Example 3. The Maturity Payment Amount is less than the face amount:

	AAPL	AMZN	GOOGL
Hypothetical Starting Price:	$100.00	$100.00	$100.00
Hypothetical Ending Price:	$50.00	$105.00	$130.00
Hypothetical Threshold Price:	$70.00	$70.00	$70.00
Hypothetical Stock Return:	-50.00%	5.00%	30.00%

Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock.

In this example, the AAPL has the lowest Stock Return and is, therefore, the Lowest Performing Underlying Stock.

Step 2: Determine the Maturity Payment Amount.

Because the hypothetical Ending Price of the Lowest Performing Underlying Stock is less than its hypothetical Starting Price by more than 30%, you would lose a portion of the face amount of your securities and receive the Maturity Payment Amount equal to:

$1,000 + ($1,000 × Stock Return of the Lowest Performing Underlying Stock)

$1,000 + ($1,000 × -50.00% )

= $500.00

On the Stated Maturity Date, you would receive $500.00 per security. As this example illustrates, if any Underlying Stock depreciates by more than 30% from its Starting Price to its Ending Price, you will incur a loss on the securities at maturity, even if the other Underlying Stocks have appreciated or have not declined below their respective Threshold Prices.

PRS-14

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

The Underlying Stocks

Apple Inc.

Apple Inc. designs, manufactures and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 320193 or SEC file number: 001-36743. This Underlying Stock trades on The Nasdaq Stock Market LLC under the symbol “AAPL.”

Amazon.com, Inc.

Amazon.com, Inc. is an online retailer that offers a range of products. The company’s products include books, music, videotapes, computers, electronics, home and garden, and other products. The company offers personalized shopping services, web-based credit card payment, and direct shipping to customers. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1018724 or SEC file number: 000-22513. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol “AMZN.”

Alphabet Inc.

Alphabet Inc. operates as a holding company. The company, through its subsidiaries, provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer content, enterprise solutions, commerce, and hardware products. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1652044 or SEC file number: 001-37580. This Underlying Stock trades on The Nasdaq Stock Market LLC under the symbol “GOOGL.”

Historical Data

We obtained the Closing Prices of the Underlying Stocks in the graphs below from Bloomberg Finance L.P. (“Bloomberg”) without independent verification. The historical performance of the Underlying Stocks should not be taken as an indication of future performance, and no assurances can be given as to the Closing Price of any Underlying Stock on the Calculation Day. We cannot give you assurance that the performance of the Underlying Stocks will result in the return of any of your investment.

The following graphs set forth daily Closing Prices of the Underlying Stocks for the period from January 1, 2017 to September 1, 2022. On September 1, 2022, the Closing Price was $157.96 for the AAPL, $127.82 for the AMZN, and $109.74 for the GOOGL.

Historical Performance of AAPL

Source: Bloomberg

PRS-15

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

Historical Performance of AMZN

Source: Bloomberg

Historical Performance of GOOGL

Source: Bloomberg

PRS-16

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value does not represent a minimum price at which Wells Fargo Securities or any other person would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—Our Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates” in this pricing supplement.

The Bank’s estimated value of the securities will be lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—Our Estimated Value of the Securities Will Be Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

PRS-17

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

Summary of U.S. Federal Income Tax Consequences

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the securities. The following summary is not complete and is both qualified and supplemented by, or in some cases supplements, the discussion entitled “Material U.S. Federal Income Tax Consequences” in the underlying supplement, which you should carefully review prior to investing in the securities.

The U.S. federal income tax consequences of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as prepaid cash-settled derivative contracts. By purchasing the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount you receive at such time and the amount that you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year. Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement.

The expected characterization of the securities is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplement. Such alternate treatments could include a requirement that a holder accrue ordinary income over the life of the securities or treat all gain or loss at maturity as ordinary gain or loss. For a more detailed discussion of certain alternative characterizations with respect to your securities and certain other considerations with respect to your investment in the securities, you should consider the discussion set forth in “Material U.S. Federal Income Tax Consequences” of the underlying supplement. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

Based on our determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. For a more detailed discussion of withholding responsibilities on dividend equivalent payments, Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement and consult with their own tax advisors.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

PRS-18

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common
Stock of Amazon.com, Inc., and the Class A Common Stock of Alphabet Inc. due September 22, 2026

Certain Canadian Federal Income Tax Considerations

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to a purchaser who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with CIBC and any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security; (e) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act; and (f) is not an entity in respect of which CIBC is a “specified entity” for purposes of the Hybrid Mismatch Proposals, as defined below (a “Non-Resident Holder”). For these purposes, a “specified shareholder” generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length for the purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own 25% or more of CIBC’s shares determined on a votes or fair market value basis, and an entity in respect of which CIBC is a “specified entity” generally includes (i) an entity that is a specified shareholder of CIBC (as defined above), (ii) an entity in which CIBC (either alone or together with entities with whom CIBC is not dealing at arm’s length for purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own a 25% or greater equity interest, and (iii) an entity in which an entity described in (i) (either alone or together with entities with whom such entity is not dealing at arm’s length for purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own a 25% or greater equity interest. Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

For greater certainty, this summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, including the proposals released on April 29, 2022 with respect to “hybrid mismatch arrangements” (the “Hybrid Mismatch Proposals”). This summary assumes that no amount paid or payable to a holder described herein will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Canadian Tax Act contained in the Hybrid Mismatch Proposals. Investors should note that the Hybrid Mismatch Proposals are in consultation form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences — Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by CIBC on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own tax advisors regarding the consequences to them of a disposition of the securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

PRS-19